UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2013

LEAP WIRELESS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34865	33-0811062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5887 Copley Drive San Diego, California		92111
(Address of Principal Executive Offices)		(Zip Code)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

On March 26, 2013, Leap Wireless International, Inc. (“Leap”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it has launched a tender offer to purchase for cash any and all of its $250 million in aggregate principal amount of outstanding 4.50% Convertible Senior Notes due 2014 (the “Convertible Notes”). The tender offer is subject to a number of conditions, including the condition that Cricket Communications, Inc. (a wholly owned subsidiary of Leap) consummate the borrowing of term loans under its delayed-draw incremental term loan facility.

This Current Report on Form 8-K is not an offer to purchase, nor the solicitation of an offer to sell, securities, nor a solicitation for acceptance of the tender offer for the Convertible Notes.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Leap Wireless International, Inc., dated March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: March 26, 2013	By:	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Leap Wireless International, Inc., dated March 26, 2013.